Exhibit 1.2

EXECUTION VERSION

FRONTIER COMMUNICATIONS CORPORATION

$1,750,000,000

11.125% Mandatory Convertible Preferred Stock, Series A

Underwriting Agreement

June 4, 2015

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
As Representatives of the several Underwriters listed in Schedule 1 hereto c/o J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179
Ladies and Gentlemen:

Frontier Communications Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 17,500,000 shares of 11.125% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Series A Preferred Stock”) of the Company (the “Underwritten Shares”). In addition, the Company proposes to issue and sell, at the option of the Underwriters solely to cover over-allotments, up to an additional 1,750,000 shares of Series A Preferred Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.

The Series A Preferred Stock will be convertible into shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), at a variable conversion rate set forth in the Prospectus (as defined below) (the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the “Conversion Shares”). The terms of the Series A Preferred Stock will be set forth in the Certificate of Designations of Preferred Stock of (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware.

As part of the transactions described under the heading “Summary—The Verizon Transaction” in the Pricing Disclosure Package (as defined below), the Company has entered into a Securities Purchase Agreement, dated as of February 5, 2015 (together with the schedules, annexes and exhibits thereto, the “Securities Purchase Agreement”), with Verizon Communications Inc. (“Verizon”), pursuant to which the Company has agreed to acquire from Verizon the limited liability company containing the wireline operations of Verizon that provide services to residential, commercial and wholesale customers in California, Florida and Texas, subject to the conditions set forth therein (the “Verizon Transaction”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-203537), including a prospectus, relating to the Shares. Such registration statement, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus relating to the offering of the Shares, including any preliminary prospectus supplement thereto relating to the Shares, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the final prospectus and any final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated June 2, 2015 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 9:00 A.M., New York City time, on June 5, 2015.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $97.00 from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The Company will not be obligated to deliver any of the Underwritten Shares except upon payment for all the Underwritten Shares to be purchased as provided herein.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares solely to cover over-allotments and at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on June 10, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment and delivery for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used,

authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) ,(ii) and (iii), below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Pricing Disclosure Package and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives (such approval not to be unreasonably withheld). Each such Issuer Free Writing Prospectus described in clauses (iv) and (v) above complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or overtly threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Independent Accountants; Financial Statements. (A) KPMG LLP is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Securities Act. (B) To the knowledge of the Company, after due inquiry, Ernst & Young LLP is an independent registered public accounting firm with respect to (i) the AT&T Connecticut Wireline Operations (A Business Unit of AT&T Inc.) acquired by the Company on October 24, 2014 (such acquired properties, the “Connecticut Wireline Operations”) and (ii) Verizon’s Separate Telephone Operations in California, Florida and Texas (the “Verizon Wireline Operations”), in each case, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act. The financial statements (including the related notes) contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus of (i) the Company and its subsidiaries and (ii) to the knowledge of the Company, after due inquiry, the Connecticut Wireline Operations and the Verizon Wireline Operations comply as to form in all material respects with the applicable requirements under the Securities Act and the Exchange Act, as applicable; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied with respect to the financial statements of the Company and, to the knowledge of the Company, after due inquiry, the combined financial statements of the Connecticut Wireline Operations and the combined financial statements of the Verizon Wireline Operations, throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is derived from the accounting records of the

Company and its subsidiaries and, to the knowledge of the Company, after due inquiry, the Connecticut Wireline Operations and the Verizon Wireline Operations and fairly presents in all material respects the information purported to be shown thereby. The operating data of the Company and, to the knowledge of the Company, after due inquiry, the Connecticut Wireless Operations and the Verizon Wireline Operations included in the Registration Statement, Pricing Disclosure Package and the Prospectus are, in all material respects, accurate; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and as of the date hereof, except as otherwise disclosed therein (in each case, exclusive of any amendment or supplement thereto after the date hereof), (i) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from (x) fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or (y) any action, order or decree of any court or arbitrator or governmental or regulatory authority, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent that is material to the Company and its subsidiaries taken as a whole, (iii) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any redemption in respect thereof, except (A) that capital stock may have changed due to the exercise of stock options and grants of restricted stock, and the surrender thereof, in the ordinary course of business, (B) for the regular quarterly cash dividend of (x) $0.105 per share declared on December 11, 2014 and paid on March 31, 2015 to holders of record of the Company’s common stock at the close of business on March 12, 2015 and (y) $0.105 per share declared on May 5, 2015 and payable on June 30, 2015 to holders of record at close of business on May 28, 2015 and (C) that long-term debt may have changed due to open-market or privately negotiated debt repurchases consistent with past practices, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole. To the knowledge of the Company, since the date of the most recent combined financial statements of the Verizon Wireline Operations included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Verizon Wireline Operations and its subsidiaries taken as a whole, have not sustained any material loss or interference with its business from (x) fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or (y) any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) neither the Verizon Wireline Operations nor any of its subsidiaries has entered into any transaction or agreement that is material to the Verizon Wireline Operations and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Verizon Wireline Operations and its subsidiaries taken as a whole other than in connection with the Verizon Transaction; and (iii) there has not been any change in the long-term debt of the Verizon Wireline Operations or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Verizon Wireline Operations on any class of capital stock, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the consolidated financial position, results of operations or business of the Verizon Wireline Operations and its subsidiaries taken as a whole. For purposes of this representation and warranty, references to the Verizon Wireline Operations and its subsidiaries shall include all assets (including capital stock of subsidiaries), liabilities and business held by or to be transferred to the Company and its subsidiaries after giving effect to the closing of the Verizon Transaction.

(h) Organization and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Capitalization; Significant Subsidiaries. The Company has an authorized capitalization as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the

Registration Statement, the Pricing Disclosure Package and the Prospectus. Each significant subsidiary , as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act, of the Company (each, a “Significant Subsidiary”) has been duly incorporated or formed, as applicable, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has all the power and authority to own its property and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have, individually or in the aggregate, a Material Adverse Effect; all of the membership interests or outstanding shares of capital stock, as applicable, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as defined below) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Select Market of the NASDAQ Stock Market LLC (the “Nasdaq Market”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has the right, corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable, will have the rights, powers, preferences and designations as set forth in the Certificate of Designations, and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The maximum number of Conversion Shares (subject to any adjustments described in the Certificate of Designations) have been duly authorized and reserved for such issuance.

(n) Execution and Delivery of Certificate of Designations. The Certificate of Designations has been duly authorized by the Company and will have been duly executed and delivered by the Company and duly filed with the Secretary of State of the State of Delaware on or prior to the Closing Date. The Certificate of Designations conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(o) Form of Certificate. The form of certificate used to evidence the Shares complies in all material respects with all applicable requirements of the laws of the State of Delaware, the Nasdaq Market and the Company’s certificate of incorporation and by-laws, and has been duly authorized and approved by the board of directors of the Company.

(p) Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Underwriting”.

(q) No Violation or Default. (i) Neither the Company nor any Significant Subsidiary is in violation of its charter or by-laws or similar organizational documents; (ii) neither the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) neither the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Conflicts; No Consents Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, including the issuance and sale of the Shares by the Company and the issuance of the Conversion Shares in accordance with the Certificate of Designations, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such violation, default, lien, charge, or encumbrance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company; or (iii) result in the violation of any law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except in the case of this clause (iii) where any such violation would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the this Agreement, including the issuance and sale of the Shares, except for the registration of the Shares under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and except where any such failure to obtain a consent or other approval would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(s) Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or (ii) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries have paid (including in the capacity of a withholding agent) all federal, state, local and foreign taxes (except for any such taxes that are currently being contested in good faith and for which adequate reserve has been provided in the Company or its subsidiaries’ financial statement) and filed all tax returns required to be paid or filed through the date hereof, subject to permitted extensions and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(v) Licenses and Permits. The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory agencies or bodies which are necessary or desirable for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course in each case where such revocation, modification or failure of renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Compliance with Environmental Laws. The Company and its subsidiaries (i) are, to the Company’s knowledge, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) to the Company’s knowledge, have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are, to the Company’s knowledge, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in each of the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder

(“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which is maintained by the Company and/or one or more of its subsidiaries; (ii) the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; (iii) each pension plan and welfare plan maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) neither the Company nor any of its subsidiaries has incurred, within the past five years, or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than for premiums payable to the Pension Benefit Guaranty Corporation).

(z) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, and all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(aa) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of December 31, 2014, there were no material weaknesses or significant deficiencies in the Company’s internal controls.

(bb) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries, and to the knowledge of the Company, after due inquiry, the operations of the VSTO (as defined in the Pricing Disclosure Package) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries and, to the knowledge of the Company, after due inquiry, the VSTO conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, or to the knowledge of the Company, after due inquiry, the operations of the VSTO, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) Stamp Tax. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

(dd) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described or contemplated in each of the Pricing Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(ee) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ff) Sarbanes-Oxley Act. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are currently in effect, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, after due inquiry, (i) its directors, officers or employees, (ii) the VSTO or any of its subsidiaries, directors, officers or employees, or (iii) any agent, affiliate or other person associated with or acting on behalf of the Company, the VSTO or any of its or their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries and, to the knowledge of the Company, after due inquiry, the VSTO, have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor (B) to the knowledge of the Company, after due inquiry, (a) any director, officer or employee of the Company or any of its subsidiaries, (b) the VSTO or any of its subsidiaries, directors, officers or employees, or (c) any agent, affiliate or other person associated with or acting on behalf of the Company, the VSTO or any of its or their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer”, in each case as defined in Rule 405 under the Securities Act.

(jj) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company.

(kk) Pending Acquisition. To the knowledge of the Company, the representations and warranties of Verizon relating to the VSTO contained in Article IV of the Securities Purchase Agreement were as of the date of the Securities Purchase Agreement and are, as of the date hereof, true and accurate in all material respects. None of the Company, any of its subsidiaries or, to the knowledge of the Company, the VSTO or any of its subsidiaries were as of the date of the Securities Purchase Agreement or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse of time or both, would constitute such default or breach, of the due performance or observance of any material term, agreement, covenant or condition contained in the Securities Purchase Agreement.

(ll) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act, and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, if requested, without charge, (i) to the Representatives, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Prior to the later of the Closing Date and the date of completion of offers and sales of the Shares, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in writing.

(d) Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its commercially reasonably efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, other than (1) the Shares to be sold hereunder and the Conversion Shares, (2) shares of Common Stock issued in the Company’s concurrent offering (as described in the Pricing Disclosure Package), (3) options, units and other equity awards, and any shares of Common Stock of the Company issued upon the exercise of such options or conversion of units or other equity awards, granted under stock-based compensation plans of the Company and its subsidiaries, (4) the entrance into an agreement providing for the issuance of, and the issuance thereunder, of Common Stock (or securities convertible into or exchangeable for Common Stock) issued in connection with (i) the bona fide strategic acquisition of securities, assets, property, a technology or a business, (ii) pursuant to an employee benefit program assumed by the Company in connection with such acquisition or (iii) the establishment of a commercial relationship, strategic partnership or collaboration (including a joint venture); provided, that the recipient(s) of such Common Stock or any securities convertible into or exchangeable for Common Stock shall have executed and delivered to the Representatives a lock-up agreement substantially in the form of Exhibit A hereto and that the aggregate number of shares of Common Stock the Company may sell or issue or agree to sell or issue pursuant to this clause (4) shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, (5) any registration statement on Form S-8 under the Securities Act or any amendments thereto, and (6) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of the Shares or the Common Stock.

(k) Exchange Listing. The Company will use its best efforts to list for quotation the Shares on the Nasdaq Market.

(l) Reports. For a period of two years following the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Exchange Listing. The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares and the maximum number of Conversion Shares on the Nasdaq Market.

(o) Certificate of Designations. The Company agrees to duly execute the Certificate of Designations, deliver a copy of the Certificate of Designations to the Underwriters and duly file an original of the Certificate of Designations with the Secretary of State of the State of Delaware.

(p) Reservation of Conversion Shares. The Company agrees to reserve and keep available at all times during the period from and including the Closing Date through and including June 29, 2018, free of preemptive or similar rights, the maximum number of Conversion Shares (subject to any adjustments as described in the Certificate of Designations), less the aggregate number of Conversion Shares issued in connection with the conversion of Shares during such period.

(q) Conversion Rate Adjustments. The Company agrees, during the period from and after the date hereof through and including the earlier of (i) the purchase by the Underwriters of the Option Shares and (ii) the expiration of the Underwriters’ option to purchase Option Shares, not to do or authorize or cause any act or thing that would result in an adjustment of the conversion rates of the Shares.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or overtly threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information to be included in the Registration Statement or Prospectus shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, as of the date of this Agreement and the Closing Date or the Additional Closing Date, as the case may be, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct, as of the date of this Agreement and the Closing Date or the Additional Closing Date, as the case may be, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters of KPMG. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Comfort Letters of Ernst & Young. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Verizon Wireline Operations, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Verizon Wireline Operations contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h) Opinion and 10b-5 Statement of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date and/or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached as Annex C-1A, Annex C-1B and Annex C-1C hereto. Marc D. Nielsen, Senior Vice President and General Counsel for the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and/or the Additional Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached as Annex C-2 hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date and/or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents and information as they may reasonably request for the purpose of enabling them to pass upon such matters.

(k) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Company and each Significant Subsidiary in their respective jurisdiction of organization and their respective good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Listing Application. The Company shall have filed the requisite listing application with the Nasdaq Market for the listing of the Shares and the maximum number of Conversion Shares (subject to any adjustments as described in the Certificate of Designations) on the Nasdaq Market.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by the officers and directors of the Company listed on Schedule 2 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o) Form of Certificate. The form of certificate used to evidence the Shares shall comply in all material respects with the law of the State of Delaware, the Nasdaq Market and the Certificate of Designations and will be duly authorized and approved by the board of directors of the Company.

(p) Filing of Certificate of Designations. The Company shall have filed an original of the Certificate of Designations with the Secretary of State of the State of Delaware and the Certificate of Designations shall have become effective by the Closing Date.

(q) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its selling agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or any Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the first and second sentences of the third paragraph and the eleventh and twelfth paragraphs in the section entitled “Underwriting” in the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as reasonably incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its selling agents, affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could reasonably have been expected to become a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The NASDAQ Stock Market LLC; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, on the one hand, and the Company, on the other hand, as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, on the one hand, and the Company, on the other hand, as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees (including application fees) and expenses incurred in connection with (A) the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum and (B) any filing with, and clearance of the offering by, FINRA, including, in each case, the related reasonable and documented fees and expenses of counsel for the Underwriters in an aggregate amount pursuant to this clause (iv) not to exceed $30,000; (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, including one half of the cost of any chartered airplane or other transportation; and (vii) all expenses and application fees related to the listing of the Shares on the Nasdaq Market.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (in each of clause (ii) and (iii), other than a termination of this Agreement pursuant to Section 10(c)), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the selling agents and affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties, agreements and other statements of the Company or its officers and the Underwriters contained in this Agreement or made by or on behalf of the Company or its officers or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or any of the Indemnified Persons referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at Frontier Communications Corporation, 3 High Ridge Park, Stamford, Connecticut 06905, Attention: Chief Financial Officer and General Counsel.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

(e) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(f) Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g) Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Shares (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S.

tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Shares relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

(h) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Mark D. Nielsen
	Name:	Mark D. Nielsen
	Title:	Executive Vice President, General Counsel and Secretary

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CITIGROUP GLOBAL MARKETS INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Sumit Mukherjee
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Suvir Thadani
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	8,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,143,750
Citigroup Global Markets Inc.	2,143,750
Barclays Capital Inc.	822,500
Credit Suisse Securities (USA) LLC	822,500
Morgan Stanley & Co. LLC	822,500
Mizuho Securities USA Inc.	822,500
Deutsche Bank Securities Inc.	743,750
Goldman, Sachs & Co.	214,375
UBS Securities LLC	214,375

Total	17,500,000

Sch. 1-1

Schedule 2

Persons Delivering Lock-Up Agreements

Directors

Name
Leroy T. Barnes Jr.
Peter C.B. Bynoe
Edward Fraioli
Diana S. Ferguson
Daniel J. McCarthy
Pamela D. Reeve
Virginia P. Ruesterholz
Howard L. Schrott
Larraine D. Segil
Mark Shapiro
Myron A. Wick, III
Maggie Wilderotter

Section 16 Officers

Name
Kathleen Q. Abernathy
Donald Daniels
John M. Jureller
Daniel J. McCarthy
Cecilia K. McKenney
Mark D. Nielsen
Mary Agnes Wilderotter

Sch. 2-1

Annex A

None.

Annex A-1

Annex B

Pricing Term Sheet

(see attached)

Annex B-1

FRONTIER COMMUNICATIONS CORPORATION

Pricing Term Sheet

Concurrent Offerings of

150,000,000 shares of common stock (the “Common Stock Offering”)

and

17,500,000 Shares of 11.125% Mandatory Convertible Preferred Stock, Series A

(the “Mandatory Convertible Preferred Stock Offering”)

June 4, 2015

This pricing term sheet relates only to the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering and should be read together with (i) the preliminary prospectus supplement dated June 2, 2015 relating to the Common Stock Offering (the “Common Stock Preliminary Prospectus Supplement”), the accompanying prospectus dated April 20, 2015 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Common Stock Offering) and (ii) the preliminary prospectus supplement dated June 2, 2015 relating to the Mandatory Convertible Preferred Stock Offering (the “Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement”), the accompanying prospectus dated April 20, 2015 and the documents incorporated and deemed to be incorporated by reference therein (in the case of investors purchasing in the Mandatory Convertible Preferred Stock Offering). Neither the Common Stock Offering nor the Mandatory Convertible Preferred Stock Offering is contingent on the closing of the other offering. Certain capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Common Stock Preliminary Prospectus Supplement or the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, as applicable.

Issuer:	Frontier Communications Corporation (the “Company”)

Trade date:	June 5, 2015

Expected settlement date:	June 10, 2015

Common Stock Offering

Title of Securities:	Common Stock, par value $0.25 per share, of the Company (“common stock”)

Symbol / Exchange:	FTR/ NASDAQ

Size of the Common Stock Offering:	150,000,000 shares of common stock

Underwriters’ option to purchase

additional shares of Common Stock:	Up to 15,000,000 additional shares of common stock that the underwriters for the Common Stock Offering have the option to purchase

Last reported sale price of

shares of common stock on the

NASDAQ on June 4, 2015:	$5.00 per share of common stock

Public offering price:	$5.00 per share of common stock

Underwriting discount:	$0.15 per share of common stock

Net proceeds:	The Company estimates that the net proceeds from the Common Stock Offering will be approximately $726.50 million (or approximately $799.25 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.

CUSIP / ISIN:	35906A108/US35906A1088

Joint book-running managers:	J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

Co-managers:	Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

UBS Securities LLC

Mandatory Convertible Preferred Stock Offering

Title of securities:	11.125% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share, of the Company (the “Mandatory Convertible Preferred Stock”).

Size of the Mandatory Convertible

Preferred Stock Offering:	17,500,000 shares

Underwriters’ overallotment option to

purchase additional shares of Mandatory

Convertible Preferred Stock:	Up to an additional 1,750,000 shares that the underwriters for the Mandatory Convertible Preferred Stock Offering have the option to purchase to cover overallotments.

Public offering price:	$100.00 per share of Mandatory Convertible Preferred Stock

Underwriting discount:	$3.00 per share of Mandatory Convertible Preferred Stock

Net proceeds:	The Company estimates that the net proceeds from the Mandatory Convertible Preferred Stock Offering will be approximately $1,696.50 million (or approximately $1,866.25 million if the underwriters exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses.

Liquidation preference:	$100.00 per share of Mandatory Convertible Preferred Stock

Dividends:	11.125% of the liquidation preference of $100.00 for each share of the Mandatory Convertible Preferred Stock per annum (equivalent to $11.125 per annum per share of the Mandatory Convertible Preferred Stock), if declared by the Company’s board of directors or an authorized committee thereof, payable in cash or, at the Company’s election (subject to certain limitations), by delivery of shares of the Company’s common stock or by delivery of any combination of cash and shares of the Company’s common stock.

The dividend payable on the first dividend payment date (September 30, 2015), if declared, is expected to be $3.4611 per share of Mandatory Convertible Preferred Stock, and on each subsequent dividend payment date, if declared, will be $2.78125 per share of Mandatory Convertible Preferred Stock. Accumulated and unpaid dividends for any past dividend period will not bear interest.

If the Company elects to make any such payment of a declared dividend, or any portion thereof, in shares of its common stock, such shares shall be valued for such purpose at the average VWAP per share of its common stock (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) over the five consecutive trading day period commencing on and including the seventh scheduled trading day immediately preceding the applicable dividend payment date (the “average price”), multiplied by 97%. In no event will the number of shares of its common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by the floor price (as defined below). To the extent that the amount of the declared dividend exceeds the product of the number of shares of its common stock delivered in connection with such declared dividend and 97% of the average price, the Company will, if it is legally able to do so, pay such excess amount in cash.

Floor price:	$1.75, subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Dividend record dates:	The 15th calendar day of the month in which such dividend payment falls.

Dividend payment dates:	The last business day of each of March, June, September and December of each year, commencing on September 30, 2015 to, and including, the mandatory conversion date.

Initial price:	$5.00, which is the last reported sale price of the Company’s common stock on the NASDAQ Global Select Market (the “NASDAQ”) on June 4, 2015.

Threshold appreciation price:	$5.875, which represents an appreciation of 17.50% over the initial price.

Acquisition termination redemption:	If the Verizon Transaction has not closed on or before 5:00 p.m. (New York City time) on August 6, 2016, the Verizon Purchase Agreement is terminated or if the Company determines in its reasonable judgment that the Verizon Transaction will not occur, the Company may, at its option, in its sole discretion, give notice of acquisition termination redemption to the holders of the shares of Mandatory Convertible Preferred Stock. If the Company provides such notice, then, on the acquisition termination redemption date (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), the Company will be required to redeem the shares of Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption amount per share of Mandatory Convertible Preferred Stock equal to the acquisition termination make-whole amount described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

If redeemed, the Company will pay the acquisition termination make-whole amount in cash unless the acquisition termination share price described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement is greater than the initial price. If the acquisition termination share price is greater than the initial price, the Company will pay the acquisition termination make-whole amount in shares of its common stock and cash, unless the Company elects, subject to certain limitations, to pay cash or shares of its common stock in lieu of such amounts.

Other than pursuant to the provisions described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement, the shares of Mandatory Convertible Preferred Stock will not be redeemable by the Company.

Mandatory conversion date:	June 29, 2018

Mandatory conversion rate:	The conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 20.0000 shares of the Company’s common stock and not less than 17.0213 shares of its common stock (the “maximum conversion rate” and “minimum conversion rate,” respectively), depending on the applicable market value (as defined below) of its common stock, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement. The “applicable market value” of the Company’s common stock is the average VWAP per share of its common stock for the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding June 29, 2018.

The conversion rate will be calculated as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement and the following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement.

Applicable Market Value of our Common Stock on the Mandatory Conversion Date	Conversion Rate Per Share of the Mandatory Convertible Preferred Stock
Less than or equal to $5.00 (the initial price).	20.0000 shares of common stock.

Greater than $5.00 and less than $5.875 (the threshold appreciation price).	Between 20.0000 and 17.0213 shares, determined by dividing $100.00 by the applicable market value of common stock.

Equal to or greater than the threshold appreciation price.	17.0213 shares of common stock (the minimum conversion rate).

Early conversion at the option

of the holder:	At any time prior to June 29, 2018, other than during a fundamental change conversion period (as defined below), a holder of shares of the Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of the Company’s common stock, at the minimum conversion rate of 17.0213 shares of its common stock per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

If, as of the effective date of any early conversion (the “early conversion date”), the Company has not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such early conversion date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of its common stock equal to such amount of accumulated and unpaid dividends for such prior dividend periods, divided by the greater of the floor price and the average VWAP per share of its common stock over the 20 consecutive trading day period commencing on and including the 22nd scheduled trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the cash amount of the accumulated and unpaid dividends for all dividend periods ending on a dividend payment date prior to the relevant conversion date exceeds the value of the product of the number of additional shares added to the conversion rate and the early conversion average price, the Company will not have any obligation to pay the shortfall in cash.

Early conversion at the option of the

holder upon a fundamental change:

Upon the occurrence of a “fundamental change” (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) prior to June 29, 2018, under certain circumstances the Company will deliver or pay to holders of Mandatory Convertible Preferred Stock who convert their shares of the Mandatory Convertible Preferred Stock during the period from, and including, the effective date of the fundamental change to, but excluding, the earlier of (A) the mandatory conversion date and (B) the date selected by the Company that is not less than 30 and not more than 60 days after the effective date of such fundamental change (the “fundamental change conversion period”), a number of shares of its common stock or, if the fundamental change also constitutes a reorganization event, units of exchange property (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), determined using the applicable fundamental change conversion rate. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price per share of its common stock paid or deemed paid in such fundamental change (the “stock price”).

Holders who convert their Mandatory Convertible Preferred Stock within the fundamental change conversion period will also receive a “fundamental change dividend make-whole amount,” in cash or in shares of the Company’s common stock or a combination thereof, equal to the present value (computed using a discount rate of 6.00% per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date immediately preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change) from such effective date to, but excluding, the mandatory conversion date. If the Company elects to pay the fundamental change dividend make-whole amount in shares of its common stock in lieu of cash, the number of shares of its common stock that the Company will deliver will equal (x) the fundamental change dividend make-whole amount divided by (y) the greater of the floor price and 97% of the stock price.

In addition, to the extent that, as of the effective date of the fundamental change, the Company has not declared any or all of the accumulated dividends on the Mandatory Convertible Preferred Stock as of such effective date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the dividend payment date immediately preceding the effective date of the fundamental change as well as dividends accumulated to the effective date of the fundamental change, the “accumulated dividend amount”), upon conversion, the Company will pay or deliver, as the case may be, such accumulated dividend amount in cash (to the extent it is legally permitted to do so) or shares of its common stock, or any combination thereof at the Company’s election, to holders who convert Mandatory Convertible Preferred Stock within the fundamental change conversion period. If the Company elects to pay the accumulated dividend amount in shares of its common stock in lieu of cash, the number of shares of its common stock that the Company will deliver will equal (x) the accumulated dividend amount divided by (y) the greater of the floor price and 97% of the stock price.

To the extent that the sum of the fundamental change dividend make-whole amount and accumulated dividend amount or any portion thereof paid in shares of its common stock exceeds the product of the number of additional shares the Company delivers in respect thereof and 97% of the stock price, the Company will, if it is legally able to do so, declare and pay such excess amount in cash.

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price paid (or deemed paid) per share of common stock in the fundamental change (each of the stock price and the fundamental change conversion rate subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement).

Effective Date	$1.50	$2.50	$3.75	$4.50	$4.75	$5.00	$5.25	$5.50	$5.88	$6.25	$6.50	$7.50	$8.75	$10.00	$12.50	$15.00	$20.00
June 10, 2015	8.5047	11.8132	13.4879	13.8893	13.9765	14.0495	14.1119	14.1666	14.2390	14.3041	14.3451	14.5008	14.6882	14.8663	15.1754	15.4157	15.7407
December 31, 2015	9.8076	12.8979	14.3438	14.6264	14.6776	14.7165	14.7470	14.7722	14.8043	14.8341	14.8540	14.9425	15.0734	15.2129	15.4701	15.6738	15.9485
June 30, 2016	11.3101	14.0865	15.2730	15.4203	15.4293	15.4283	15.4212	15.4114	15.3961	15.3845	15.3800	15.3926	15.4633	15.5637	15.7688	15.9352	16.1583
December 31, 2016	13.0426	15.3869	16.2843	16.2760	16.2345	16.1848	16.1317	16.0790	16.0060	15.9449	15.9118	15.8401	15.8509	15.9153	16.0712	16.2000	16.3701
June 30, 2017	15.0403	16.8056	17.4044	17.2219	17.1169	17.0038	16.8895	16.7793	16.6296	16.5047	16.4364	16.2716	16.2309	16.2679	16.3792	16.4689	16.5844
December 31, 2017	17.3438	18.3415	18.6799	18.3457	18.1552	17.9455	17.7307	17.5233	17.2455	17.0223	16.9059	16.6543	16.6025	16.6300	16.6960	16.7427	16.8014
June 29, 2018	20.0000	20.0000	20.0000	20.0000	20.0000	20.0000	19.0476	18.1818	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213	17.0213

The exact stock price and fundamental change effective date may not be set forth in the table, in which case:

•	if the stock price is between two stock price amounts in the table or the effective date is between two dates in the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $20.00 per share (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement), then the fundamental change conversion rate will be the minimum conversion rate (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement); and

•	if the stock price is less than $1.50 per share (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement) (the “minimum stock price”), then the fundamental change conversion rate will be determined (x) as if the stock price equaled the minimum stock price and (y) if the effective date is between two dates on the table, using straight-line interpolation (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus Supplement).

Listing:	The Company has applied to have the Mandatory Convertible Preferred Stock listed on the NASDAQ under the symbol “FTRPR”.

CUSIP / ISIN:	35906A 207 / US35906A2078

Joint book-running

managers:	J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

Co-managers	Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Mizuho Securities USA Inc.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

UBS Securities LLC

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and each of the related prospectus supplements and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the bookrunners participating in the Common Stock Offering or the Mandatory Convertible Preferred Stock Offering can arrange to send you the prospectus and related prospectus supplements if you request them by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, at (866) 803-9204 (toll free), BofA Merrill Lynch at 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com or Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146).

Exhibit A

FORM OF LOCK-UP AGREEMENT

June     , 2015

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Re:	Frontier Communications Corporation — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Frontier Communications Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Mandatory Convertible Preferred Stock, Series A of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase the Securities and make the Public Offering, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days (the “Restricted Period) after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.25 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) as a bona fide gift or gifts (including to a charitable organization), (B) distributions of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) to an “immediate family member” (as defined in Rule 16a-1 under the Exchange Act) of the undersigned or to any trust or like entity for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, (C) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by, or any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by, the undersigned and/or by the undersigned’s immediate family members, (D) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) by will or intestacy or if the transfer occurs by operation of law, such as rules of descent and distribution, or pursuant to an order of the court or regulatory agency, such as a qualified domestic order or in connection with a divorce settlement, (E) the transfer of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options or vesting of any other equity awards issued pursuant to stock-based compensation plans of the Company and its subsidiaries, in each case on a “cashless” or “net exercise” basis, or the withholding, surrender or disposition of any shares of Common Stock in order to pay the exercise price and/or taxes in connection with the vesting of any such option or other equity award; provided that to the extent a filing under Form 4 pursuant to the Exchange Act is required of, or on behalf of, the undersigned or the Company (and not voluntarily made by the undersigned or the Company), such filing shall specify the purpose of such transfer of shares of Common Stock and net share settlement transaction, (F) the establishment or modification of any trading plan that complies with Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period, (G) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) that were acquired in open market transactions following the completion of the Public Offering or (H) the transfer, sale or other disposal of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control of the Company occurring after the settlement of the Public

Offering; provided that all Securities subject to this lock-up letter agreement (the “Letter Agreement”) that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Letter Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Securities subject to this Letter Agreement shall remain subject to the restrictions herein; for the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), each donee, distributee or other transferee (other than charitable organizations) shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by June 30, 2015 or, prior to that date, the Company advises J.P. Morgan Securities LLC that it does not intend to proceed with the Public Offering, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[ ]

By:
Name:
Title: